Exhibit 99.1

Fourth Quarter 2013

Supplemental Reporting Package

December 31, 2013

Table of Contents

The following supplements Industrial Income Trust Inc.’s Annual Report on Form 10-K for the quarter ended December 31, 2013, as filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2014, which is available at www.industrialincome.com. As used herein, the terms “IIT,” the “Company,” “we,” “our,” or “us” refer to Industrial Income Trust Inc.

Overview	2

Quarterly Highlights	3

Consolidated Statements of Operations	4

Consolidated Balance Sheets	5

Consolidated Statements of Cash Flows	6

Funds from Operations	7

Selected Financial Data	8

Portfolio Overview	9

Lease Expirations & Top Customers	11

Acquisitions	12

Debt	13

Definitions	14

This supplemental information contains forward-looking statements that are based on IIT’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the failure of acquisitions to perform as IIT expects, IIT’s ability to successfully integrate acquired properties and operations and otherwise execute on its investment strategy, the availability of affordable financing, the availability of cash flows from operating activities for distributions and capital expenditures and those risks set forth in the “Risk Factors” section of IIT’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended or supplemented by the Company’s other filings with the SEC. Any of these statements could prove to be inaccurate, and actual events or IIT’s investments and results of operations could differ materially from those expressed or implied. To the extent that IIT’s assumptions differ from actual results, IIT’s ability to meet such forward-looking statements, including its ability to consummate additional acquisitions and financings, to invest in a diversified portfolio of quality real estate investments, and to generate attractive returns for investors, may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. IIT cannot assure you that it will attain its investment objectives.

Overview

IIT is an industrial real estate investment trust that operates and selectively acquires and develops high-quality distribution warehouses that serve as key logistics centers for corporate customers. IIT’s core strategy has been to build a national platform of institutional quality industrial properties by targeting markets that have high barriers to entry, proximity to a large demographic base, and/or access to major distribution infrastructure. IIT acquired its first building on June 30, 2010.

As of December 31, 2013, IIT owned and managed a consolidated portfolio that included 296 industrial buildings totaling approximately 57.2 million square feet with 553 customers in 20 major industrial markets throughout the U.S with a weighted-average remaining lease term (based on square feet) of 5.3 years. Of the 296 industrial buildings we owned and managed as of December 31, 2013:

•	284 industrial buildings totaling approximately 54.8 million square feet comprised our operating portfolio, which was 94% occupied (95% leased).

•	12 industrial buildings totaling approximately 2.4 million square feet comprised our development portfolio.

Public Earnings Call

We will host a public conference call on Wednesday, March 19, 2014 to review quarterly operating and financial results for the quarter ended December 31, 2013. Dwight Merriman, Chief Executive Officer, and Tom McGonagle, Chief Financial Officer, will present operating and financial data and discuss the Company’s corporate strategy and acquisition activity. The conference call will take place at 2:15 p.m. MST and can be accessed by dialing (800) 743-9807. To access a replay of the call, contact Dividend Capital at (866) 324-7348.

Contact Information

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Attn: Thomas G. McGonagle, Chief Financial Officer

Quarterly Highlights

The following is an overview of our financial and operating results for the quarter ended December 31, 2013:

•

We acquired three industrial buildings comprising approximately 0.7 million square feet for an aggregate total purchase price of approximately $44.4 million, exclusive of transfer taxes, due diligence expenses, and other closing costs.

•

In November 2013, we amended and restated our $140.0 million secured line of credit, which decreased the interest rate spread from LIBOR plus 2.25% to 2.75% to LIBOR plus 1.80% to 2.65% and extended the maturity date from November 2014 to January 2017.

•	Our net operating income(1) was $57.8 million for the quarter ended December 31, 2013, as compared to net operating income of $32.1 million for the same period in 2012.

•

Our adjusted net loss(3) was $4.2 million, or $0.02 per share, for the quarter ended December 31, 2013. This compares to adjusted net loss of $12.1 million, or $0.10 per share, for the same period in 2012. These results include non-recurring acquisition-related expenses of $1.1 million, or $0.01 per share, for the quarter ended December 31, 2013, and $8.5 million, or $0.07 per share, for the same period in 2012.

•

We had Company-defined Funds from Operations (“Company-Defined FFO”)(2) of $33.4 million, or $0.16 per share, for the quarter ended December 31, 2013, as compared to $18.7 million, or $0.15 per share, for the same period in 2012.

We have been in the acquisition phase of our life cycle and our operating results have primarily been impacted by the timing of our acquisitions and the equity raised through our public offerings. Accordingly, our operating results for the quarters ended December 31, 2013 and 2012 are not directly comparable, nor are they indicative of those expected in future periods.

(1)	See “Selected Financial Data” below for additional information regarding net operating income, as well as “Definitions” below for a reconciliation of net operating income to GAAP net loss.
(2)	See “Funds from Operations” below for a reconciliation of GAAP net loss to Company-defined FFO, as well as “Definitions” below for additional information.
(3)	See “Definitions” below for a reconciliation of adjusted net loss to GAAP net loss.

Consolidated Statements of Operations

	For the Quarter Ended December 31,		For the Year Ended December 31,
(in thousands, except per share data)	2013	2012	2013	2012
Revenues:
Rental revenues	$78,198	$42,271	$249,852	$127,893

Total revenues	78,198	42,271	249,852	127,893

Operating expenses:
Rental expenses	20,380	10,137	64,021	30,674
Real estate-related depreciation and amortization	36,430	19,932	121,339	60,479
General and administrative expenses	1,768	1,533	6,882	5,699
Asset management fees, related party	7,232	3,941	23,063	11,918
Acquisition-related expenses, related party	516	5,393	11,477	12,715
Acquisition-related expenses	597	3,147	12,912	9,186

Total operating expenses	66,923	44,083	239,694	130,671

Operating income (loss)	11,275	(1,812)	10,158	(2,778)
Other income (expenses):
Equity in loss of unconsolidated joint ventures	(61)	(1,033)	(2,866)	(2,944)
Interest expense and other	(15,372)	(9,252)	(50,898)	(29,021)
Gain (loss) on early extinguishment	—	37	—	(837)
Gain on acquisition of joint venture	—	—	26,481	—
Incentive fee from acquisition of joint venture	—	—	1,985	—

Total other income (expenses)	(15,433)	(10,248)	(25,298)	(32,802)
Net loss	(4,158)	(12,060)	(15,140)	(35,580)
Net loss attributable to noncontrolling interests	—	—	—	—

Net loss attributable to common stockholders	$(4,158)	$(12,060)	$(15,140)	$(35,580)

Weighted-average shares outstanding	206,753	125,247	179,619	102,215

Net loss per common share - basic and diluted	$(0.02)	$(0.10)	$(0.08)	$(0.35)

Consolidated Balance Sheets

	As of December 31,
($ in thousands)	2013	2012
ASSETS
Net investment in real estate properties	$3,499,570	$2,122,941
Investment in unconsolidated joint ventures	8,066	96,490
Cash and cash equivalents	18,358	24,550
Restricted cash	2,813	1,926
Straight-line rent receivable	28,614	12,277
Tenant receivables, net	5,497	2,185
Notes receivable	3,612	5,912
Deferred financing costs, net	11,543	10,259
Due from transfer agent	—	6,438
Deferred acquisition costs	25,390	4,504
Other assets	10,601	7,466

Total assets	$3,614,064	$2,294,948

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$35,789	$13,514
Tenant prepaids and security deposits	44,719	20,711
Intangible lease liability, net	31,858	12,941
Debt	1,876,631	1,195,218
Due to affiliates	225	3,945
Distributions payable	32,301	19,568
Other liabilities	459	2,970

Total liabilities	2,021,982	1,268,867
Total stockholders’ equity	1,592,081	1,026,080
Noncontrolling interests	1	1

Total liabilities and equity	$3,614,064	$2,294,948

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
($ in thousands)	2013	2012
Operating activities:
Net loss	$(15,140)	$(35,580)
Adjustments to reconcile net loss to net cash provided by operating activities:
Real estate-related depreciation and amortization	121,339	60,479
Equity in loss of unconsolidated joint venture	2,866	2,944
Loss of early extinguishment of debt	—	837
Gain on acquisition of joint venture	(26,481)	—
Incentive fee from acquisition of joint venture	(1,985)	—
Straight-line rent and amortization of above- and below-market leases	(14,108)	(4,602)
Other	714	1,910
Changes in operating assets and liabilities	19,683	1,384

Net cash provided by operating activities	86,888	27,372

Investing activities:
Real estate acquisitions	(857,618)	(1,195,002)
Acquisition of joint venture	(126,010)	—
Acquisition deposits	(20,716)	(4,500)
Capital expenditures and development activities	(86,388)	(17,387)
Investments in unconsolidated joint ventures	(19,804)	(46,498)
Distributions from unconsolidated joint ventures	3,754	11,877
Other	(494)	1,371

Net cash used in investing activities	(1,107,276)	(1,250,139)

Financing activities:
Proceeds from issuance of mortgage notes	91,000	480,953
Repayments of mortgage notes	(11,305)	(2,970)
Proceeds from issuance of term loan	300,000	200,000
Proceeds from lines of credit	775,000	836,006
Repayments of lines of credit	(725,225)	(873,150)
Financing costs paid	(3,780)	(6,308)
Proceeds from issuance of common stock	721,768	699,233
Offering costs for issuance of common stock	(69,640)	(67,349)
Distributions paid to common stockholders	(51,732)	(28,755)
Redemptions of common stock	(11,890)	(3,277)

Net cash provided by financing activities	1,014,196	1,234,383

Net increase in cash and cash equivalents	(6,192)	11,616
Cash and cash equivalents, at beginning of period	24,550	12,934

Cash and cash equivalents, at end of period	$18,358	$24,550

Funds from Operations (1)

Our fourth quarter 2013 Company-defined FFO was $0.16 per share, as compared to $0.15 per share for the fourth quarter 2012. There can be no assurances that the current level of Company-defined FFO will be maintained.

	For the Quarter Ended				For the Year Ended December 31, 2013
(in thousands, except per share data)	Q1 2013	Q2 2013	Q3 2013	Q4 2013
Net (loss) income	$(10,917)	$(14,212)	$14,147	$(4,158)	$(15,140)

Net (loss) income per common share	$(0.08)	$(0.09)	$0.07	$(0.02)	$(0.08)

Reconciliation of net (loss) income to FFO:
Net (loss) income	$(10,917)	$(14,212)	$14,147	$(4,158)	$(15,140)
Add (deduct) NAREIT-defined adjustments:
Real estate-related depreciation and amortization	27,282	26,602	31,025	36,430	121,339
Real estate-related depreciation and amortization of unconsolidated joint venture	1,860	1,298	1,310	19	4,487
Gain on acquisition of joint venture	—	—	(26,481)	—	(26,481)

FFO	$18,225	$13,688	$20,001	$32,291	$84,205

FFO per common share	$0.13	$0.08	$0.10	$0.16	$0.47

Reconciliation of FFO to Company-defined FFO:
FFO	$18,225	$13,688	$20,001	$32,291	$84,205
Add (deduct) Company-defined adjustments:
Acquisition costs	2,729	10,573	9,974	1,113	24,389
Acquisition costs of unconsolidated joint venture	58	21	784	—	863

Company-defined FFO	$21,012	$24,282	$30,759	$33,404	$109,457

Company-defined FFO per common share	$0.15	$0.15	$0.15	$0.16	$0.61

Weighted-average shares outstanding	141,484	166,255	203,024	206,753	179,619

	For the Quarter Ended				For the Year Ended December 31, 2012
(in thousands, except per share data)	Q1 2012	Q2 2012	Q3 2012	Q4 2012
Net loss	$(6,862)	$(7,933)	$(8,725)	$(12,060)	$(35,580)

Net loss per common share	$(0.10)	$(0.08)	$(0.08)	$(0.10)	$(0.35)

Reconciliation of net loss to FFO:
Net loss	$(6,862)	$(7,933)	$(8,725)	$(12,060)	$(35,580)
Add (deduct) NAREIT-defined adjustments:
Real estate-related depreciation and amortization	10,545	13,556	16,446	19,932	60,479
Real estate-related depreciation and amortization of unconsolidated joint venture	1,553	1,622	1,723	2,075	6,973

FFO	$5,236	$7,245	$9,444	$9,947	$31,872

FFO per common share	$0.07	$0.07	$0.08	$0.08	$0.31

Reconciliation of FFO to Company-defined FFO:
FFO	$5,236	$7,245	$9,444	$9,947	$31,872
Add (deduct) Company-defined adjustments:
Acquisition costs	3,139	5,389	4,833	8,540	21,901
Acquisition costs of unconsolidated joint venture	307	115	54	220	696
(Gain) loss on early extinguishment of debt	—	—	874	(37)	837

Company-defined FFO	$8,682	$12,749	$15,205	$18,670	$55,306

Company-defined FFO per common share	$0.12	$0.13	$0.14	$0.15	$0.54

Weighted-average shares outstanding	70,648	100,788	111,966	125,247	102,215

(1)	See “Definitions” below for additional information regarding Funds from Operations (“FFO”) and Company-defined FFO.

Selected Financial Data

The following table presents selected consolidated financial information, which has been derived from our consolidated financial statements. The information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, and as such, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2013. The same store operating portfolio for the quarter ended December 31, 2013 and 2012 included 144 buildings owned as of October 1, 2012 and the same store operating portfolio for the year ended December 31, 2013 and 2012 included 91 buildings owned as of January 1, 2012.

	For the Quarter Ended December 31,		For the Year Ended December 31,
($ in thousands, except per share data)	2013	2012	2013	2012
Operating data:
Rental revenues from same store operating properties(1)	$37,713	$37,388	$81,282	$81,249
Rental revenues from other properties(1)	40,485	4,883	168,570	46,644

Total rental revenues	78,198	42,271	249,852	127,893

Rental expenses from same store operating properties(1)	9,708	9,034	21,137	19,704
Rental expenses from other properties(1)	10,672	1,103	42,884	10,970

Total rental expenses	20,380	10,137	64,021	30,674

NOI from same store operating properties	28,005	28,354	60,145	61,545
NOI from other properties	29,813	3,780	125,686	35,674

Total NOI (2)	$57,818	$32,134	$185,831	$97,219

Less straight-line rents	$(6,327)	$(2,718)	$(17,634)	$(8,129)
Plus amortization of above market leases, net	781	893	3,526	3,527

Cash NOI (2)	$52,272	$30,309	$171,723	$92,617

Distributions declared per common share	$0.15625	$0.15625	$0.625	$0.625

Cash flow data:
Net cash provided by operating activities	$32,161	$11,247	$86,888	$27,372
Net cash used in investing activities	$(65,872)	$(513,232)	$(1,107,276)	$(1,250,139)
Net cash provided by financing activities	$24,418	$510,878	$1,014,196	$1,234,383

Development activity	$6,503	$185	$47,737	$206
Tenant improvements and leasing commissions	$18,447	$4,468	$30,219	$10,522
Property maintenance and improvements	$6,340	$2,406	$8,432	$6,659

Total capital expenditures	$31,290	$7,059	$86,388	$17,387

Total rental revenues increased significantly for the quarter ended December 31, 2013, as compared to the same period in 2012, primarily due to the increase in non-same store rental revenues, which was attributable to the growth in our portfolio. For the quarter ended December 31, 2013, non-same store rental revenues reflects the addition of 149 buildings we acquired since October 1, 2012. Same store rental revenues increased 0.9% from $37.4 million for the quarter ended December 31, 2012 to $37.7 million for the quarter ended December 31, 2013, primarily due to four customers leasing approximately 0.4 million square feet during the period.

Total rental expenses increased for the quarter ended December 31, 2013, as compared to the same period in 2012, primarily due to an increase in non-same store rental expenses attributable to the significant increase in the number of buildings acquired compared to the same period during 2012. Same store rental expenses increased by 7.5% from $9.0 million for the quarter ended December 31, 2012 to $9.7 million for the quarter ended December 31, 2013, primarily due to expenses incurred for increased maintenance and real estate taxes.

(1)	See “Definitions” below for additional information regarding “same store operating properties” and “other properties.”
(2)	See “Definitions” below for a reconciliation of net operating income to GAAP net loss and for a reconciliation of cash net operating income to GAAP net loss.

Portfolio Overview

During 2013, we continued to expand and strengthen our presence in our target markets by acquiring primarily quality, functional industrial buildings with generic features designed for flexibility and for high acceptance by a wide range of customers. As of December 31, 2013, the weighted-average age of our buildings (based on square feet) was 13.7 years.

	As of December 31,
(square feet in thousands)	2013	2012	2011
Portfolio data:
Number of consolidated buildings	296	190	94
Number of unconsolidated buildings (1)	1	29	18

Total number of buildings	297	219	112

Rentable square feet of consolidated buildings	57,230	36,898	15,787
Rentable square feet of unconsolidated buildings (1)	180	6,181	4,295

Total rentable square feet	57,410	43,079	20,082

Total number of customers	553	414	254
Percent occupied of operating portfolio	94%	95%	98%
Percent occupied of total portfolio	91%	90%	92%
Percent leased of operating portfolio	95%	96%	98%
Percent leased of total portfolio	93%	92%	92%

Market by Total Rentable Square Feet

as of December 31, 2013

(1)

In September 2013, we acquired our partner’s equity interest in the IIT North American Industrial Fund I Partnership (“Fund I Partnership”) joint venture. As of the date of the acquisition, the Fund I Partnership included 31 buildings aggregating approximately 7.2 million square feet.

Portfolio Overview

As of December 31, 2013, we owned and managed a well-diversified industrial portfolio located in 20 major industrial markets throughout the U.S. Approximately 36%, 34%, and 30% of our portfolio was located in the East, Central, and West regions of the U.S., respectively.

($ and square feet in thousands)	Number of Buildings	Rentable Square Feet	Occupied Rate	Leased Rate	Annualized Base Rent	Percent of Total Annualized Base Rent
Operating Properties:
Atlanta	20	6,206	88.3%	88.9%	$16,817	7.3%
Austin	7	748	97.4	97.4	4,193	1.8
Baltimore / D.C.	24	4,550	94.6	94.6	21,608	9.3
Chicago	19	3,967	81.6	81.6	14,625	6.3
Dallas	27	3,746	93.3	96.0	14,870	6.4
Denver	1	554	100.0	100.0	3,348	1.4
Houston	27	2,803	88.1	89.0	12,527	5.4
Indianapolis	7	2,698	100.0	100.0	11,908	5.1
Memphis	6	2,176	90.8	90.8	5,615	2.4
Nashville	6	2,531	100.0	100.0	8,918	3.9
New Jersey	11	2,074	94.4	94.4	10,633	4.6
Pennsylvania	29	5,249	96.9	96.9	22,553	9.7
Phoenix	17	4,646	97.4	97.4	23,178	10.0
Portland	21	1,423	89.7	89.7	6,861	3.0
Salt Lake City	4	1,140	97.9	97.9	5,200	2.2
San Francisco Bay Area	7	1,084	97.4	97.4	5,339	2.3
Seattle / Tacoma	9	1,509	92.5	99.6	5,782	2.5
South Florida	20	1,607	97.5	97.5	11,337	4.9
Southern California	21	5,936	100.0	100.0	22,177	9.6
Tampa	1	147	100.0	100.0	943	0.4

Subtotal Operating	284	54,794	94.1	94.6	228,432	98.5

Development Properties:
Dallas	1	301	—	100.0	—	—
New Jersey	6	637	46.4	46.4	2,764	1.2
San Francisco Bay Area	1	85	38.8	38.8	277	0.1
Seattle / Tacoma	1	441	86.5	86.5	371	0.2
South Florida	1	186	—	100.0	—	—
Southern California	2	786	—	—	—	—

Subtotal Development	12	2,436	29.2	49.1	3,412	1.5

Total Portfolio	296	57,230	91.3%	92.6%	$231,844	100.0%

Lease Expirations & Top Customers

We continue to expand our portfolio and diversify our customer base. As of December 31, 2013, we had 296 industrial buildings occupied by 553 customers with 607 leases, up from 219 industrial buildings occupied by 414 customers with 449 leases as of December 31, 2012.

Lease Expirations

During 2013, we leased approximately 8.5 million square feet, including 5.1 million square feet of new leases and expansions and 3.4 million square feet of renewals and future leases. Future leases are new leases for units that are entered into while the units are occupied by the current customer. Expansions represented approximately 6.2% of the total leasing activity for the year ended December 31, 2013.

($ and square feet in thousands)	Number of Leases	Occupied Square Feet	Percent of Total Occupied Square Feet	Annualized Base Rent	Percent of Total Annualized Base Rent
2014(1)	100	5,389	10.3%	$24,276	10.5%
2015	115	5,246	10.0	25,029	10.8
2016	90	5,970	11.4	27,433	11.8
2017	80	4,582	8.8	22,318	9.6
2018	73	7,708	14.8	31,650	13.7
2019	43	5,307	10.2	26,220	11.3
2020	27	2,981	5.7	12,728	5.5
2021	20	4,772	9.1	21,063	9.1
2022	20	3,910	7.5	17,495	7.5
2023	18	1,558	3.0	5,778	2.5
Thereafter	21	4,824	9.2	17,854	7.7

Total occupied	607	52,247	100.0%	$231,844	100.0%

Customers

Of the 553 customers as of December 31, 2013, there were no customers that individually represented more than 10% of total annualized base rent or total occupied square feet. The following table reflects our 10 largest customers, based on annualized base rent, which occupied a combined 12.5 million square feet as of December 31, 2013:

Customer	Percent of Total Annualized Base Rent	Percent of Total Occupied Square Feet
Amazon.com, LLC	5.9%	4.7%
Home Depot USA INC.	4.4	4.5
Hanesbrands, Inc.	2.6	2.5
Belkin International	2.3	1.5
CEVA Logistics U.S.	2.2	2.7
Solo Cup Company	1.9	3.1
United Natural Foods, Inc.	1.5	1.1
GlaxoSmithKlein	1.4	1.2
Harbor Freight Tools	1.1	1.5
Bunzl Distribution USA, Inc.	1.1	1.1

Total	24.4%	23.9%

(1)	Includes month-to-month leases.

Acquisitions

We completed the following acquisition activities during the year ended December 31, 2013:

•

Acquired 75 industrial buildings comprising approximately 13.1 million square feet for an aggregate purchase price of approximately $896.1 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. See table below for additional detail.

•

On September 17, 2013, we purchased the remaining 49% interest in the Fund I Partnership for approximately $129.6 million of cash, as well as assumed the Fund I Partnership’s debt in the amount of approximately $241.3 million. This resulted in us owning 100% of the 31 industrial buildings aggregating approximately 7.2 million square feet that had been acquired by the Fund I Partnership, with an implied aggregate fair value of approximately $510.6 million for the properties at acquisition date.

($ in thousands)	Acquisition Date	Market	Number of Buildings	Occupancy Rate at Acquisition	Rentable Square Feet	Total Purchase Price(1)
Clifton Distribution Center	2/6/2013	New Jersey	1	100%	231,000	$26,100
Hayward Distribution Center	2/14/2013	San Francisco Bay	1	100	102,000	9,600
Valley View Business Center	3/25/2013	Dallas	2	100	209,000	12,200
York Distribution Center II	3/27/2013	Pennsylvania	1	100	603,000	31,671
Andover Distribution Center	3/29/2013	Seattle / Tacoma	2	100	163,000	12,050
Marina West Distribution Center II	4/2/2013	South Florida	3	100	402,000	39,400
Beltway Cross Distribution Center	4/9/2013	Houston	4	96	491,000	38,250
Gwinnett Distribution Center	4/24/2013	Atlanta	2	96	317,000	12,000
Bluegrass Distribution Center I & II	4/24/2013	Atlanta	4	97	389,000	28,000
Northpointe Distribution Center	4/30/2013	Baltimore / D.C.	2	87	83,000	9,625
Fremont Distribution Center II	5/6/2013	San Francisco Bay	1	100	174,000	13,500
Broadway 101 Commerce Center	5/15/2013	Phoenix	11	84	808,000	77,002
Lakeview Business Center	5/15/2013	South Florida	7	97	210,000	17,450
South San Francisco Distribution Center II	5/23/2013	San Francisco Bay	1	100	85,000	9,950
Iron Run Distribution Center	6/6/2013	Pennsylvania	1	100	125,000	8,000
Buckeye Distribution Center	6/7/2013	Phoenix	2	100	684,000	44,300
Valley Crossings Distribution Center	6/13/2013	Pennsylvania	1	100	270,000	16,550
Artesia Distribution Center	6/26/2013	Southern California	1	100	152,000	14,801
Carlisle Distribution Center	6/26/2013	Pennsylvania	2	100	694,000	40,700
Greenwood Distribution Center	6/28/2013	Indianapolis	1	100	450,000	15,725
Nashville Portfolio	6/28/2013	Nashville	3	100	1,098,000	49,050
Eastern Logistics Portfolio	8/1/2013	Pennsylvania, Atlanta	3	100	802,000	46,000
Randall Crossing Distribution Center	8/2/2013	Chicago	1	100	100,000	7,550
Waterfront Distribution Center	8/7/2013	New Jersey	1	100	151,000	13,500
Beckwith Farms Distribution Center I	8/15/2013	Nashville	1	100	707,000	33,300
Fairfield Portfolio	8/27/2013	New Jersey	7	55	730,000	80,273
Kent Valley Distribution Center IV	8/28/2013	Seattle / Tacoma	1	94	115,000	10,150
South Bay Distribution Center	8/29/2013	Southern California	1	—	265,000	33,608
Beckwith Farms Distribution Center II & III	8/30/2013	Nashville	2	100	728,000	22,500
Landover Distribution Center	9/11/2013	Baltimore / D.C.	1	100	507,000	32,530
Denver Distribution Center	9/13/2013	Denver	1	100	554,000	46,350
Auburn Distribution Center	10/1/2013	Seattle / Tacoma	1	100	283,000	24,750
Capital Beltway Commerce Center	10/23/2013	Baltimore / D.C.	1	100	114,000	7,400
Northpoint Commerce Center	12/12/2013	Dallas	1	—	301,000	12,291

Total properties			75	86%	13,097,000	$896,126

Fund I Partnership (2)	9/17/2013	Various	31	76%	7,239,000	$510,550

(1)	Reflects contract purchase price, and excludes land acquisitions of approximately $21.1 million.
(2)

Prior to the transaction and the resulting consolidation of the Fund I Partnership, we had included certain operating data of the Fund I Partnership in our total portfolio metrics for the periods the properties were originally acquired by the Fund I Partnership. The purchase price of $510.6 million is the implied aggregate fair value for the properties at acquisition date. The fair value of our equity interest in the Fund I partnership immediately before the acquisition date was approximately $136.2 million.

Debt

Summary of Consolidated Debt

As of December 31, 2013, we had approximately $1.9 billion of consolidated indebtedness, which was comprised of borrowings under our lines of credit and unsecured term loans, and our mortgage note financings. Our consolidated debt had a weighted-average remaining term of approximately 5.9 years. The following is a summary of our consolidated debt as of December 31, 2013:

($ in thousands)	Stated Interest Rate as of December 31, 2013	Maturity Date	Balance as of December 31, 2013
Lines of credit	2.21%	August 2015 - January 2017	$250,000
Unsecured term loans(1)	2.03%	January 2018 - January 2019	500,000
Fixed-rate mortage notes	4.26%	June 2015 - November 2024	1,117,551
Variable-rate mortgage note	2.19%	May 2015	9,080

Total / weighted-average mortgage notes	4.25%		1,126,631

Total / weighted-average consolidated debt	3.39%		$1,876,631

Fixed-rate debt	4.26%		60%
Variable-rate debt	2.09%		40%

Total / weighted-average	3.39%		100%

Scheduled Principal Payments of Debt

As of December 31, 2013, the principal payments due on our consolidated debt during each of the next five years and thereafter were as follows:

($ in thousands)	Lines of Credit (2)	Unsecured Term Loans	Mortgage Notes	Total
2014	$—	$—	$6,772	$6,772
2015	165,000	—	52,980	217,980
2016	—	—	20,040	20,040
2017	85,000	—	62,175	147,175
2018	—	200,000	151,918	351,918
Thereafter	—	300,000	826,557	1,126,557

Total principal payments	250,000	500,000	1,120,442	1,870,442
Unamortized premium on assumed debt	—	—	6,189	6,189

Total	$250,000	$500,000	$1,126,631	$1,876,631

(1)

We entered into LIBOR-based forward-starting interest rate swap agreements to hedge LIBOR on the unsecured term loans. For the $200.0 million unsecured term loan, the forward-starting interest rate swaps have an effective date of January 14, 2014; will fix LIBOR at 0.98%, with an all-in interest rate ranging from 2.68% to 3.43%, depending on our consolidated leverage ratio; and will expire in October 2017. For the $300.0 million unsecured term loan, the forward-starting interest rate swaps have an effective date of January 20, 2015; will fix LIBOR at 1.81%, with an all-in interest rate ranging from 3.31% to 4.16%, depending on our consolidated leverage ratio; and will expire in October 2018.

(2)	Both lines of credit may be extended pursuant to two one-year extension options, subject to certain conditions.

Definitions

Annualized Base Rent. Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of December 31, 2013, multiplied by 12.

Adjusted Net Loss. We define adjusted net loss as GAAP net loss less gains and losses on sales of assets. We consider adjusted net loss to be an appropriate supplemental performance measure, as we believe it provides useful information to our investors regarding the comparability of our results of operations by excluding certain items that are considered to be non-recurring, such as gains and losses on sales of assets. However, adjusted net loss should not be viewed as an alternative measure of our financial performance since it excludes such gains and losses, which could materially impact our results of operations. Therefore, we believe net loss, as defined by GAAP, to be the most appropriate GAAP measure to evaluate our overall performance. Refer to the reconciliation below of our GAAP net loss to adjusted net loss.

	For the Quarter Ended December 31,		For the Year Ended December 31,
($ in thousands)	2013	2012	2013	2012
GAAP net loss	$(4,158)	$(12,060)	$(15,140)	$(35,580)
Gain on acquisition of joint venture	—	—	(26,481)	—

Adjusted net loss	$(4,158)	$(12,060)	$(41,621)	$(35,580)

Consolidated Portfolio. The consolidated portfolio excludes properties owned through our unconsolidated joint ventures.

Development Portfolio. The development portfolio includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s completion or a building achieving 90% occupancy.

Funds from Operations (“FFO”) and Company-Defined FFO. We believe that FFO and Company-defined FFO, in addition to net loss and cash flows from operating activities, as defined by GAAP, are useful supplemental performance measures that our management uses to evaluate our consolidated operating performance. However, these supplemental, non-GAAP measures should not be considered as an alternative to net loss or to cash flows from operating activities as an indication of our performance and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. No single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity, and results of operations. In addition, other REITs may define FFO and similar measures differently and choose to treat acquisition-related costs and potentially other accounting line items in a manner different from us due to specific differences in investment and operating strategy or for other reasons.

FFO. As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is a non-GAAP measure that excludes certain items such as real estate-related depreciation and amortization and gains or losses on sales of assets. We believe FFO is a meaningful supplemental measure of our operating performance that is useful to investors because depreciation and amortization in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. In addition, FFO adjusts for non-recurring gains or losses on the acquisition of certain joint venture properties. We use FFO as an indication of our consolidated operating performance and as a guide to making decisions about future investments.

Company-defined FFO. Similar to FFO, Company-defined FFO is a non-GAAP measure that excludes real estate-related depreciation and amortization and gains or losses on sales of assets, and also excludes non-recurring acquisition-related costs (including acquisition fees paid to the Advisor) and a non-recurring loss from the early extinguishment of debt, each of which are characterized as expenses in determining net loss under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating growth in operating income and cash flow in order to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, all paid and accrued acquisition-related costs negatively impact our operating performance and cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless the Advisor determines to waive the payment or reimbursement of these acquisition-related costs, then such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. As such, Company-defined FFO may not be a complete indicator of our operating performance, especially during periods in which properties are being acquired, and may not be a useful measure of the long-term operating performance of our properties if we do not continue to operate our business plan as disclosed.

Definitions

We have been in the acquisition phase of our life cycle. Management does not include historical acquisition-related expenses in its evaluation of future operating performance, as such costs are not expected to be incurred once our acquisition phase is complete. In addition, management does not include a non-recurring loss from the early extinguishment of debt in its evaluation of future operating performance as the transaction that resulted in the loss was driven by factors relating to the capital markets, rather than factors specific to the on-going operating performance of our properties. We use Company-defined FFO to, among other things: (i) evaluate and compare the potential performance of the portfolio after the acquisition phase is complete, and (ii) evaluate potential performance to determine liquidity event strategies. We believe Company-defined FFO facilitates a comparison to other REITs that are not engaged in significant acquisition activity and have similar operating characteristics as us. We believe investors are best served if the information that is made available to them allows them to align their analyses and evaluation with the same performance metrics used by management in planning and executing our business strategy. We believe that these performance metrics will assist investors in evaluating the potential performance of the portfolio after the completion of the acquisition phase. However, these supplemental, non-GAAP measures are not necessarily indicative of future performance and should not be considered as an alternative to net loss or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any regulatory body has passed judgment on the acceptability of the adjustments used to calculate Company-defined FFO. In the future, the SEC, NAREIT, or a regulatory body may decide to standardize the allowable adjustments across the non-traded REIT industry at which point we may adjust our calculation and characterization of Company-defined FFO.

GAAP. Generally accepted accounting principles used in the United States.

Net Operating Income (“NOI”) and Cash NOI. We define (i) NOI as GAAP rental revenues less GAAP rental expenses and (ii) cash NOI as NOI (as previously defined), excluding non-cash amounts recorded for straight-line rents and the amortization of above and below market leases. We consider NOI and cash NOI to be appropriate supplemental performance measures. We believe NOI and cash NOI provide useful information to our investors regarding our financial condition and results of operations because NOI and cash NOI reflect the operating performance of our properties and exclude certain items that are not considered to be controllable in connection with the management of the properties, such as real estate-related depreciation and amortization, acquisition-related expenses, general and administrative expenses, and interest expense. However, NOI and cash NOI should not be viewed as alternative measures of our financial performance since it excludes such expenses, which could materially impact our results of operations. Further, our NOI and cash NOI may not be comparable to that of other real estate companies as they may use different methodologies for calculating NOI and cash NOI. Therefore, we believe net loss, as defined by GAAP, to be the most appropriate GAAP measure to evaluate our overall performance. Refer to the reconciliation below of our GAAP net loss to NOI and cash NOI.

	For the Quarter Ended December 31,		For the Year Ended December 31,
($ in thousands)	2013	2012	2013	2012
GAAP net loss	$(4,158)	$(12,060)	$(15,140)	$(35,580)
Real estate-related depreciation and amortization	36,430	19,932	121,339	60,479
General and administrative expenses	1,768	1,533	6,882	5,699
Asset management fees	7,232	3,941	23,063	11,918
Acquisition costs	1,113	8,540	24,389	21,901
Other expenses	15,433	10,248	25,298	32,802

NOI	$57,818	$32,134	$185,831	$97,219

Straight-line rents	(6,327)	(2,718)	(17,634)	(8,129)
Amortization of above market leases, net	781	893	3,526	3,527

Cash NOI	$52,272	$30,309	$171,723	$92,617

Definitions

Occupied Rate / Leased Rate. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.

Operating Portfolio. The operating portfolio includes stabilized properties.

Same Store Operating Properties. The same store portfolio includes operating properties owned for the entirety of both the current year period and prior year period for which the operations have been stabilized. Properties that do not meet the same store criteria are included in “other properties” in “Selected Financial Data” above. The same store operating portfolio for the quarter ended December 31, 2013 and 2012 included 144 buildings owned as of October 1, 2012, and the same store operating portfolio for the year ended December 31, 2013 and 2012 included 91 buildings owned as of January 1, 2012.